FEDERAL HOME LOAN BANK OF NEW YORK
SECTION 1350 CERTIFICATION
In connection with the annual report of FEDERAL HOME LOAN BANK OF NEW YORK (the “Company”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), I, Alfred DelliBovi, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
Date: March 30, 2006

By: /s/ Alfred A. DelliBovi

Alfred A. DelliBovi, President and
Chief Executive Officer (Principal
Executive Officer)